Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

RECITALS

This Separation Agreement and Release (“Agreement”) is made by and between Gail Page (“Employee”) and Vermillion, Inc. (“Vermillion” or the “Company”), collectively referred to as the (“Parties”):

WHEREAS, Employee was employed by the Company as President and Chief Executive Officer;

WHEREAS, Employee’s employment will be terminated effective Sunday, December 2, 2012 (“Termination Date”);

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way relating to Employee’s employment with, or separation from, the Company;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Consideration. In exchange for the execution and agreement by Employee to abide by the terms of this Agreement, the Company agrees to provide severance and benefits as outlined in the Employment Agreement dated September 28, 2010 and any amendments thereto. For avoidance of doubt, however, severance due per section 5(i) of the employment agreement will be paid in a one lump sum upon the execution of this Separation Agreement and Release and any acceleration of vesting per section 5(ii) of the employment agreement shall apply to both unvested options and restricted stock units (RSUs). Employee hereby agrees that all other unvested options and unvested RSUs shall no longer vest or be eligible for issuance or exercise.

2. Confidential Information. Employee agrees to continue to maintain the confidentiality of all confidential information of the Company, and shall continue to abide by the terms of Proprietary Information and Inventions Agreement, which is incorporated herein by reference (“Confidentiality Agreement”). Employee acknowledges that, as of the date of this Agreement, she has not engaged in any conduct which violates the terms of the Confidentiality Agreement. Employee further agrees to return (not delete or destroy), and not retain any hard or electronic copies of, all Company property and data in her possession (including information stored on home computers, other computer media such as USB storage devices, and in Web accounts) on or before her final day of employment or service with the Company. By signing this Agreement and accepting the benefits hereunder, Employee certifies that she is in compliance with her obligations under this Provision, and understands that her compliance with this provision was a material inducement to the Company providing her with the benefits described in this Agreement.

3. Payment of Sums Owed. Employee acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to her, once the aforementioned amounts are paid.

4. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to her by the Company. Employee, on her own behalf, and on behalf of her respective heirs, family members, executors, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, attorneys, investors, agents, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that she may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from her employment relationship with the Company and the termination of that relationship;

(b) any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination (including age discrimination), retaliation, failure to accommodate a disability, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion;

(c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, and the Employee Retirement Income Security Act of 1974;

(d) any and all claims for violation of the federal, or any state, constitution;

(e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(f) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

(g) any and all claims for attorneys’ fees and costs.

The Parties agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

5. Claims Not Released. This Agreement does not release any claims that the law does not permit Employee to release.

6. Pursuit of Claims. Employee acknowledges that she has not filed, initiated, or prosecuted (or caused to be filed, initiated, or prosecuted) any lawsuit, complaint, charge, action, compliance review, investigation, or proceeding with respect to any claim this Release purports to waive, and promises never to do so in the future, whether as a named plaintiff, class member, or otherwise. However, the preceding sentence shall not preclude Employee from filing or prosecuting a charge with any administrative agency with respect to any such claim as long as she does not seek any damages, remedies, or other relief for herself personally, which Employee promises not to do, and any right to which Employee hereby waives. If Employee is ever awarded or recovers any amount as to a claim she has purported to waive in this Release, Employee agrees that the amount of the award or recovery shall be reduced by the amounts she was paid under this Release, increased appropriately for the time value of money, using an interest rate of 10 percent per annum. To the extent such a setoff is not effected, Employee promises to pay, or assign to the Company her right to receive, the amount that should have been set off.

8. Waiver of Known and Unknown Claims. Employee represents that she is not aware of any claim by her other than the claims that are released by this Agreement. Employee acknowledges that she has been advised by legal counsel and is familiar with the principle that:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of this principle, agrees to expressly waive any rights she may have thereunder.

9. Confidentiality. The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all Parties relied in entering into this Agreement. Employee hereto agrees to use her best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, the consideration for this Agreement, and any allegations relating to the Company or her employment with the Company except as otherwise provided for in this Agreement (hereinafter collectively referred to as “Separation Information”). Employee agrees to take every reasonable precaution to prevent disclosure of any Separation Information to third parties unless required by law, and agrees that there will be no publicity, directly or indirectly, concerning any Separation Information beyond what is included in public disclosures. Employee agrees to take every precaution to disclose Separation Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Separation Information. The Company also agrees to take every reasonable precaution to prevent disclosure of any Separation Information to third parties, and agrees that there will be no publicity, directly or indirectly, concerning any Separation Information (excluding public filings made with the SEC or other government agencies). The Company further agrees to take every precaution to disclose Separation Information only to those attorneys, accountants, analysts, shareholders, governmental entities, and members of the Company’s management team who have a reasonable need to know of such Separation Information.

10. No Cooperation. Employee agrees that she will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so. Employee further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to the Company.

11. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts and relationships of the Company.

12. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that she is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of any failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys’ fees.

13. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be:

(a) an admission of the truth or falsity of any claims heretofore made; or

(b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

14. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

15. Indemnification. Parties agree to indemnify and hold harmless the other from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Parties arising out of the breach of this Agreement by Employee or Company, or from any false representation made herein by Employee or the Company. Parties further agree that in any legal proceeding, this Agreement may be pled by either the Employee or the Company as a complete defense (meaning that either Party may use this Agreement to demonstrate to a judge, jury, or any other deciding authority that the other Party has waived and released any and all claims they have against the other as of the Effective Date of this Agreement), or may be asserted by way of counterclaim or cross-claim.

16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

17. No Representations. Each Party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

18. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

19. Entire Agreement. This Agreement, the Employment Agreement dated September 28, 2010 and any amendments thereto, the Confidentiality Agreement, , the Vermillion, Inc. 2010 Stock Incentive Plan, and the Vermillion, Inc. 2010 Stock Incentive Plan Stock Option Award Agreement between the Company and Employee, constitute the entire agreement and understanding between the Parties concerning the subject matter of this Agreement and all prior representations, understandings, and agreements concerning the subject matter of this Agreement have been superseded by this Agreement.

20. No Waiver. The failure of any Party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

21. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party. No provision of this Agreement can be changed, altered, modified, or waived except by an executed writing by the Parties.

22. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of Texas, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of Illinois, without regard to conflict of law principles.

23. Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such an action.

24. Effective Date. This Agreement is effective immediately after having been signed by both Parties.

25. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

26. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EMPLOYEE		VERMILLION, INC.

/s/ Gail Page		/s/ Eric Schoen
By:	Gail Page	By:	Eric Schoen
Chief Accounting Officer

Date:	December 7, 2012	Date:	December 7, 2012